Exhibit 10.2

FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT

PrincipalLoan DateMaturityLoan NoCall / CollAccountOfficerInitials
$3,000,000.0003-29-201904-05-2020213334A00 JAK

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Heritage Global Inc. 12625 High Bluff Drive, Suite 305 San Diego, CA 92130	Lender:	First Choice Bank Main Office 17785 Center Court Drive, Suite 750 Cerritos, CA 90703

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This FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT (the “Amendment”), dated as of March 29, 2019, is entered into by and between Heritage Global Inc. (“Borrower”) and First Choice Bank (“Lender”).

RECITALS:

A.	Borrower and Lender are parties to a Business Loan Agreement dated as of September 27, 2018 (the “Agreement”).

B.	Borrower and Lender have agreed to amend certain terms and conditions of the Agreement in certain respects.

C.	Borrower and Lender are contemporaneously with this Agreement entering into a Change in Terms Agreement, which may also amend certain terms of the Agreement.

AGREEMENT:

Borrower and Lender agree as follows:

1.	Each of the terms defined in the Agreement, unless otherwise defined herein, shall have the same meaning when used herein.

2.	The section entitled Financial Statements (Quarterly) in the AFFIRMATIVE COVENANTS section of the Agreement is hereby AMENDED in full to read as follows:

Financial Statements (Quarterly).  As soon as available, but in no event later than thirty (30) days after the applicable filing date for each quarter, Borrower shall provide Lender with Borrower’s U.S. Securities and Exchange Commission (“SEC”) Form 10-Q.

3.	The section entitled Positive Net Income in the Additional Requirements of the AFFIRMATIVE COVENANTS section of the Agreement is hereby AMENDED in full to read as follows:

Positive Net Income.  Borrower to reflect positive net income of no less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), on a quarterly (3-months) basis. For the purpose of the calculation, all non-cash expenses shall be added back to net income and all non-cash income shall be deducted from net income.

4.	Item number 1 listed in the section entitled OTHER TERMS AND CONDITIONS of the AFFIRMATIVE COVENANTS section of the Agreement is hereby AMENDED in full to read as follows:

1)  Proceeds from the sale of capital asset acquisitions where funds were drawn on the line of credit will be used first to pay down the line of credit. For each advance on the line of credit, Borrower to provide supporting documentation indicating the purpose of the advance.

5.

FACSIMILE AND COUNTERPART.  This Agreement may be executed in two or more counterparts, which, taken together, shall constitute the whole of the agreement as between the parties.  Each executed counterpart may be delivered in the form of a photocopy, facsimile, or scanned document, each of which shall have the same legal force and effect as delivery of an original.

6.

Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.  This Amendment and the Agreement shall be read together, as one document.

7.	Borrower represents and warrants as follows:

Each of the representations and warranties contained in the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof;

The execution, delivery and performance of this Amendment and any note required hereunder are within the Borrower’s powers, have been duly authorized by all necessary action, have received all necessary governmental approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower; and

No event has occurred and is continuing or would result from this Amendment that constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

WITNESS the due execution hereof as of the date first above written.

BORROWER:

HERITAGE GLOBAL INC.

By: _____/s/ Ross Dove____________________________ Ross Dove, Chief Executive Officer of Heritage Global Inc.	By: _____/s/ Kirk Dove_____________________________ Kirk Dove, President of Heritage Global Inc.

By: _____/s/ James Sklar___________________________ James Sklar, Secretary of Heritage Global Inc.	By: _____/s/ Scott West_____________________________ Scott West, Chief Financial Officer of Heritage Global Inc.

Exhibit 10.2

FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT

LENDER:

FIRST CHOICE BANK

By: ______/s/ Julie Kloiber__________________________

     Authorized Signer

LaserPro, Ver. 19.1.10.016  Copr. Finastra USA Corporation 1997, 2019.   All Rights Reserved.   - CA  F:\CFI\LPL\G60.FC  TR-1614  PR-53 (M)

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